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                                   EXHIBIT 4.8



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                               ATRION CORPORATION
                            1997 STOCK INCENTIVE PLAN

                      AWARD AGREEMENT FOR RESTRICTED STOCK

         THIS AWARD AGREEMENT (the "Agreement") is made and entered into effective as of the ____ day of __________________ 199__, by and between Atrion Corporation, a Delaware corporation (the "Company"), and _________________, an employee of the Company or of a Subsidiary (the "Participant"), pursuant to the Atrion Corporation 1997 Stock Incentive Plan, as it may be amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

                              W I T N E S S E T H:

         WHEREAS, the Participant is an employee of the Company or a Subsidiary and has been designated as a Key Employee by the Committee; and

         WHEREAS, the Committee has granted, subject to the execution of this Agreement, and the Participant desires to receive, an Award pursuant to the Plan.

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         (a) Subject to the execution of this Agreement, the Company has granted to the Participant an Award in the form of the number of Shares of Restricted Stock as is set forth on Exhibit A attached hereto from the authorized and unissued Common Stock of the Company, or from the treasury stock of the Company, at and for the purchase price set forth on Exhibit A attached hereto.

         (b) The Period of Restriction with respect to the Shares of Restricted Stock shall be as set forth on Exhibit A attached hereto. During the Period of Restriction, and except as otherwise set forth herein, the Restricted Stock subject to the Period of Restriction may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Participant. Except as otherwise provided herein, or as otherwise required by law, the Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction to which such Shares are subject.

         (c) During the Period of Restriction, (i) the Participant may exercise full voting rights with respect to the Shares of Restricted Stock (ii) the Participant shall be entitled to receive cash dividends paid with respect to the Shares of Restricted Stock and (iii) the Participant shall be credited with and entitled to receive stock dividends paid with respect to the Shares of Restricted Stock; provided, however that such stock dividends shall be subject to the same restrictions and vesting period as the Shares of Restricted Stock with respect to which they were paid.

         (d) (a) In the event the employment of the Participant shall be terminated (i) by reason of death or disability prior to the expiration of the Period of Restriction or (ii) by the Company without cause,

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then the Period of Restriction shall lapse on the day immediately following
Participant's last day of employment with the Company.

             (b) If, at any time prior to the expiration of the Period of Restriction, (i) Participant terminates his employment with the Company, other than by reason of death or disability; or (ii) the Company terminates the employment of the Participant for cause, the Restricted Stock subject to the Period of Restriction shall be forfeited. Concurrently with the execution of this Agreement, Participant is executing and delivering to the Company stock powers endorsed in blank for the Company to effect the transfer of ownership to the Company of the forfeited Shares of Restricted Stock.

             (c) For purposes of this Agreement, "cause" shall be defined as a good faith determination by the Committee that the Participant has been (i) guilty of willful misconduct or dishonesty or (ii) derelict in, or guilty of a breach or gross neglect of, Participant's duty to the Company.

         (e) (a) The Company will retain in its possession the stock certificate or certificates evidencing the Shares of Restricted Stock registered in the name of the Participant until such time as all conditions and restrictions applicable to such Shares have been satisfied. Upon the expiration of the Period of Restriction with respect to any of the Shares of Restricted Stock, the Company will deliver to Participant the stock certificate or certificates therefor.

             (b) Participant hereby consents to the placement on the certificate or certificates evidencing the Shares of Restricted Stock of a restrictive legend substantially to the following effect:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS MORE FULLY SET FORTH IN THE AWARD AGREEMENT FOR RESTRICTED STOCK DATED AS OF___________ BETWEEN THE CORPORATION
         AND ___________.

Participant further consents to the placement on the certificate or certificates evidencing the Shares of Restricted Stock of a legend substantially to the following effect:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT RELATING TO THE SHARES OR AN OPINION OF THE CORPORATION'S COUNSEL THAT REGISTRATION IS NOT REQUIRED.

         (f) The Award is in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect thereto to the same extent and with the same effect as if set forth fully herein.

         (g) (a) Notwithstanding any provision of the Plan or of this Agreement to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the expiration or lapse of the Period of Restriction or (ii) waive any restrictions of the Award of Restricted Stock granted hereby.

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             (b) In the event of a Change in Control, the Period of Restriction, to the extent the same shall not have lapsed or expire, shall immediately and completely lapse by virtue of the Change in Control.

         (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. Any validity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         (i) This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

         (j) This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

         (k) The Participant hereby represents and warrants to the Company as follows:

             (a) The Shares of Restricted Stock are being acquired for investment and not for resale or with a view to the distribution thereof.

             (b) The Participant (i) acknowledges his understanding of the risks inherent in an investment of the nature of the Shares of Restricted Stock; (ii) has adequate means of providing for his current needs and personal contingencies and has no need for liquidity with respect to his ownership of the Shares of Restricted Stock; and (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares of Restricted Stock.

             (c) Participant acknowledges that the Shares of Restricted Stock have not been registered under the Securities Act of 1933, as amended, or any state securities laws and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and the applicable securities laws of certain states, or unless an exemption therefrom is available.

         (l) The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Award or receipt of the Shares of Restricted Stock. With respect to withholding which may be required, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. In the event Participant desires to make an election with respect to the Shares of Restricted Stock under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Participant will timely make such election in accordance with the rules and regulations of the Code and promptly notify the Company thereof. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

         (m) This Agreement shall not be deemed to confer upon Participant any right to continue Participant's employment by the Company, and the Company may terminate such employment at any time for any reason, subject to the provisions of any applicable employment agreement.

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         IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

                                          ATRION CORPORATION



                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                          PARTICIPANT

                                          --------------------------------------
                                          Name:
                                               ---------------------------------


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                                    EXHIBIT A

                                       TO

                                 AWARD AGREEMENT

Participant:

Date:

Purchase Price Pursuant to
         Paragraph 1 of the Award
         Agreement:                         $

Period of Restriction:

                  No. of                      Date Period of
                  Shares                    Restriction Expires
                  ------                    -------------------


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